Exhibit 10.2

FORM OF MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of [•], 2026 by and between Option Therapeutics Inc., a Delaware corporation (“Service Recipient”), and BioVie Inc., a Nevada corporation (“Parent”), effective as of completion of the Separation (as defined below) or such other date as Service Recipient and Parent may mutually agree upon in writing (the “Effective Time”). Service Recipient and Parent shall be referred to collectively as the “Parties” and, individually, as a “Party”.

WITNESSETH:

WHEREAS, Service Recipient is currently a direct, wholly owned subsidiary of Parent;

WHEREAS, Parent and Service Recipient have entered into a separation agreement substantially concurrently with this Agreement (such agreement, as amended, restated or modified from time to time, the “Separation Agreement”), pursuant to which Service Recipient will spin-off from Parent into a separately operated company (the “Separation”); and

WHEREAS, upon the Separation, Parent desires to provide to Service Recipient, and Service Recipient desires to receive from Parent, the services described in Schedule A attached hereto as may be requested from time to time by Service Recipient (each a “Service” and together the “Services”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

TERMS AND CONDITIONS

1.             Agreement to Provide Services.

1.1.       Agreement. Upon the terms and subject to the conditions contained herein, Parent shall provide to Service Recipient the Services. Each of the Services shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein.

1.2.       Review of Services; Additional Services. The scope, frequency and manner of delivery of the Services are subject to periodic review by the Parties. Changes to any of the Services (including the addition or deletion of services) may be made at any time as mutually agreed to by each Party.

1.3.       Service Providers. Parent shall perform the Services through its officers and employees identified on Schedule B attached hereto or any replacement officers and other employees serving in substantially similar roles (each a “Service Provider” and together the “Service Providers”). Additional officers and employees of Parent may become Service Providers under this Agreement, as mutually agreed to by each Party.

1.4.       Standards for Performance of Service. Parent shall perform its obligations hereunder in a prudent and efficient manner and in accordance with applicable law and good industry practice.

2.             Fees.

2.1.       Management Fee. In lieu of any other compensation to, or reimbursement of payroll expenses incurred by, Parent hereunder, commencing with the first fiscal quarter ending after the Effective Time, Service Recipient shall pay a quarterly fee to Parent (the “Fee”) equal to one hundred seven thousand dollars ($107,000), plus any out-of-pocket expenses (the “Direct Expenses”) incurred in relation to the development and commencement of drug candidate BIV201 and the Services. The Fee and the Direct Expenses shall be paid on or prior to the fifteenth (15th) day after the end of such quarter. The Parties shall initially reassess the Fee for the Services within ten (10) days after Service Recipient receives funding in an amount sufficient for the continued development and commencement of BIV201 and within ten (10) days after the end of each quarter thereafter. The Parties may amend this Section 2.1 to reflect any updated Fee as mutually agreed to by each Party.

2.2.       Books and Records; Access. Parent shall keep and maintain accurate books and records related to Service Recipient’s operations and business. Parent hereby agrees that, upon reasonable notice from Service Recipient, it shall make its books and records with respect to Service Recipient available to Service Recipient and its representatives for inspection during normal business hours at Parent’s principal place of business.

3.             Access to Employees. At the request of Service Recipient, Parent shall, and shall cause its affiliates, to use its reasonable best efforts to provide for consultation with Service Recipient the applicable Service Provider. At the request of Service Recipient, Parent shall, and shall cause its affiliates to, make available information relating to the Parent’s business and operations.

4.             Force Majeure. No Party shall be liable for any failure of performance attributable to acts, events or causes (including, but not limited to, war, riot, rebellion, civil disturbances, power failures, failure of telephone lines and equipment, flood, storm, fire and earthquake or other acts of God or conditions or events of nature, or any law, order, proclamation, regulation, ordinance, demand or requirement of any Governmental Authority) beyond its control that prevent in whole or in part performance by such Party hereunder. The affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Parent shall not have any liability to Service Recipient or any other party in connection therewith with respect to the period of such disability. Parent shall make all reasonable efforts to remove such disability as soon as and to the extent reasonably possible and to assist Service Recipient in finding third parties to provide affected Services during the period of such disability.

5.             Indemnification.

5.1.       Service Recipient shall indemnify, defend and hold harmless Parent, its affiliates, its officers, directors, employees, agents and representatives from and against any and all losses, liabilities, claims, damages, actions, fines, penalties, expenses or costs (including court costs and reasonable attorneys’ fees) (“Losses”) suffered or incurred by any such person arising from or in connection with Parent’s performance of any covenant, agreement or obligation of Parent hereunder, other than by reason of Parent’s or any of its affiliates’ gross negligence, willful misconduct or bad faith. This Section 5.1 shall survive any termination or expiration of this Agreement.

5.2.       Parent shall indemnify, defend and hold harmless Service Recipient, its affiliates, its officers, directors, employees, agents and representatives from and against any and all Losses suffered or incurred by any such person arising from or in connection with Parent’s gross negligence, willful misconduct or bad faith. This Section 5.2 shall survive any termination or expiration of this Agreement.

6.             Term and Termination.

6.1.       Term of Services. The term of this Agreement shall be two (2) years beginning at the Effective Time; provided, however, that such term shall renew automatically for successive terms of one (1) year thereafter unless Parent or Service Recipient provides written notice to the other that this Agreement shall not be renewed at least ninety (90) days prior to the expiration of the then current term.

6.2.       Termination by Service Recipient for Material Breach. This Agreement may be terminated by Service Recipient if Parent breaches its obligations hereunder and such breach remains uncured for thirty (30) days after Parent receives written notice of the breach from Service Recipient.

6.3.       Termination by Parent for Material Breach. This Agreement may be terminated by Parent if Service Recipient breaches its obligations hereunder and such breach remains uncured for thirty (30) days after Service Recipient receives written notice of the breach from Parent.

6.4.       Automatic Termination. This Agreement shall terminate automatically, without any notice or other action whatsoever on the part of any party hereto, if either Parent or Service Recipient becomes the subject of an involuntary petition in bankruptcy or any other involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within ninety (90) days of the filing or initiation thereof.

6.5.       Effect if Effective Time Does Not Occur. If the Separation Agreement is terminated prior to the Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Effective Time or otherwise in connection with the Separation shall not be taken or occur except to the extent mutually agreed to by each Party.

7.             General Provisions.

7.1.       Assignment. This Agreement will bind and inure to the benefit of each Party, its successors and assigns. The rights granted to each Party hereunder will be personal to it and may not, without the prior written consent of the other Party, be transferred or assigned to any other person and any assignment or transfer in violation of the foregoing shall be null, void and without effect. Notwithstanding the foregoing, Parent may assign its rights and obligations under this agreement to a subsidiary or affiliate under common control; provided such assignee is reasonably deemed capable of providing the Services. Parent may assign this Agreement, without Service Recipient’s consent, including without limitation, its interests in and under this Agreement, to lenders and their administrative agents as collateral security for the obligations of Parent and its affiliates under bank, institutional or commercial financing and any renewal, extension or refinancing thereof. Notwithstanding anything in this Agreement to the contrary, any transfer of assets or equity to a transferee resulting from an exercise by any such lender or administrative agent of rights in respect of collateral security will be a permitted assignment hereunder and will not be deemed an event entitling Parent or Service Recipient to terminate this Agreement.

7.2.       Remedies. Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each Party shall have all other remedies now or hereafter existing at law or in equity or by statute or otherwise, and the election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

7.3.       Interpretation; Definitions. The headings contained in this Agreement or in any schedule attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. When a reference is made in this Agreement to articles, sections or schedules, such reference shall be to an article, section of or schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement,” “the date hereof’ and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole (including the schedules attached hereto) and not to any particular section in which such words appear.

7.4.       Amendments.

a.       No amendment to this Agreement (or any schedule attached hereto) shall be effective unless it is mutually agreed to in writing by each Party.

b.       This Agreement shall not be amended in any manner materially adverse to the creditors of or debt providers to Parent or Service Recipient.

7.5.       Cooperation. Service Recipient will provide all information that Parent reasonably requests for performance of the Services, and Parent will cooperate with any reasonable request of Service Recipient in connection with performance of the Services.

7.6.       Counterparts. This Agreement and any amendments hereto may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

7.7.       Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7.8.       GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.9.       CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

7.10.       Waiver. Except as otherwise provided in this Agreement, any failure of any of the Parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any consent given by any Party pursuant to this Agreement shall be valid only if contained in a written consent signed by such party.

8.             Notices. Any notices required or permitted under this Agreement will be considered duly made if delivered to the intended Party by certified or registered mail (return receipt requested), any reputable international courier service, or by facsimile (with a confirming copy sent by any of the other options) at the following address. Notice will be deemed given on the date of receipt.

With respect to Parent:

BioVie Inc.

680 W Nye Lane, Suite 201

Carson City, Nevada 89703

Attention: Cuong Do and Joanne Wendy Kim

Email: cdo@bioviepharma.com

wkim@bioviepharma.com

With respect to Service Recipient:

Option Therapeutics Inc.

680 W Nye Lane, Suite 201

Carson City, Nevada 89703

Attention: Cuong Do and Joanne Wendy Kim

Email: cdo@bioviepharma.com

wkim@bioviepharma.com

With a copy in any case to:

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, New York 10020

Attn: Stephen E. Older and Carly E. Ginley

Email: solder@mcguirewoods.com

cginley@mcguirewoods.com

8.1.       Authority. None of the Parties hereto shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement.

8.2.       Confidentiality. Each Party acknowledges that it may have access to certain confidential and proprietary information of the other Party. No Party, or their directors, officers, employees or agents, will publicize, disclose or use (except as provided in this Agreement) any such confidential or proprietary information that is the property of the other Party that is disclosed to such Party pursuant to this Agreement. It is agreed that neither Party will be under any obligation to maintain confidentiality regarding information that: (i) was already known to the recipient at the time of its receipt; (ii) was publicly known or becomes so through no fault of the recipient; (iii) is required to be disclosed by law; (iv) was received from a third party not in breach of a confidentiality obligation; or (v) was independently developed by the recipient without use of the disclosing Party’s confidential information. Each Party may make disclosure to attorneys, agents and accountants of each Party on a need-to-know basis, provided that such Party shall remain liable for any breaches of this Section 8.2 by any such persons. The obligations set forth in this Section 8.2 will survive the termination of this Agreement for a period of two (2) years. Upon termination of this Agreement, each Party will return to the other all confidential materials belonging such other Party that were delivered during the term of this Agreement.

8.3.       Miscellaneous. This Agreement is the product of arms’ length negotiations between parties knowledgeable of its subject matter who have had the opportunity to consult counsel concerning the terms and conditions of this Agreement prior to the execution of this Agreement and any rule of law that would cause interpretation of any provision against the Party responsible for its inclusion herein will have no effect on the interpretation of this Agreement. If any part of this Agreement shall be declared invalid or unenforceable by a duly appointed arbitrator, it shall not affect the validity of the balance of this Agreement.

8.4.       Significance of Headings. Paragraph headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such paragraph headings had been omitted.

8.5.       Schedules. All schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

8.6.       Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and their affiliates and terminate and supersedes any prior agreement or understanding relating to the subject matter of such agreement. None of the provisions of this Agreement can be waived or modified except as mutually agreed to in writing and signed by each Party, and there are no representations, promises, agreements, warranties, covenants or undertakings other than those contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above mentioned.

Service Recipient:

OPTION THERAPEUTICS INC.

By:
Name:
Title:

Parent:

BIOVIE INC.

By:

[SIGNATURE PAGE TO MANAGEMENT SERVICES AGREEMENT]

Schedule A

Services

1.	General Management Support

Parent shall supervise and implement the general strategies and business initiatives of Service Recipient and as otherwise required in connection with the provision of the Services.

2.	Support Services

Parent shall provide technical, marketing, investor relations, public relations and business support services and assistance.

3.	Financial and Treasurer Services

Parent shall provide accounting, budgeting, forecasting, financial planning and analysis services.

Parent shall provide services for the administration of treasury functions, including managing capital structure, investment and debt portfolios, financing for operations, securities offerings, credit lines and facilities, and compliance with covenants.

4.	Clinical Development and Operations Services

Parent shall provide clinical development, clinical trial support and operations services related to the development of BIV201. Parent shall also oversee and supervise related activities performed by third-party vendors and consultants.

5.	Financial Statements

Parent shall provide to Service Recipient the accounting and reporting services for Service Recipient, which includes the preparation for the annual audit and quarterly reviews by its auditors of the annual financial statements and quarterly interim financial statements (including notes thereto). The financial statements will be prepared in accordance with U.S. GAAP and comply with reports and filings required under U.S. Securities Exchange Act of 1934 (“34 Act”).

6.	Regulatory Services

Parent shall prepare any applications, filings or notices required to be filed by Service Recipient with any governmental authority under the provisions of any applicable laws, rules or regulations, including any filings or reports required pursuant to the 34 Act, and in connection with maintaining compliance with all permits, licenses and governmental approvals necessary or desirable for the conduct of Service Recipient’s business.

A-1

8.	Corporate Finance Services

Parent shall provide finance management services, including relating to corporate strategy development, mergers, acquisitions, joint ventures, and other business combination facilitation.

Parent shall provide planning and analysis services, including corporate monthly reporting, forecasting and budgeting; facilitation of capital initiatives; consolidated financials, forecasts and budgets; technical accounting support and external audit facilitation; allocations.

9.        Administrative Support

Parent shall provide administrative services, including relating to managing human resources activities, external legal support and information technology support.

A-2

Schedule B

Officers and Other Employees

Name	Title
Cuong Do	President and Chief Executive Officer
Joanne Wendy Kim	SVP, Chief Financial Officer, Secretary & Treasurer
Dr. Joseph Palumbo	EVP, Chief Medical Officer
David Morse	SVP, Chief Regulatory Officer
Penelope Markham	SVP, Liver Disease Programs and Strategic Initiatives
Clarence Ahlem	SVP, Operations - CMC Head of Parkinson Program
Joe Djan	VP, Clinical Operations
Flynn Eldred	VP, Head of Quality
Arvind Patel	Quality Assurance Documentation and Training Manager
Sujin Yim	Chief of Staff

B-1